Exhibit 4.30

Amendment No. 1

To

EQUITY COMMITMENT AGREEMENT

THIS AMENDMENT (this “Amendment”) to the EQUITY COMMITMENT AGREEMENT (the “Equity Commitment Agreement”), dated April 1, 2008 is made and entered into as of  June      , 2008, by and among Foamex International Inc., a Delaware corporation (the “Company”), D. E. Shaw Laminar Portfolios, L.L.C. (“D. E. Shaw”), Sigma Capital Associates, LLC (“Sigma”), CGDO, LLC (as agent on behalf of Chilton Global Distressed Opportunities Master Fund, L.P.) (“CGDO”) and Q Funding III, L.P. (together with CGDO, “Chilton” and, together with D. E. Shaw, Sigma and CGDO, the “Significant Equityholders”).

WHEREAS, the Company and the Significant Equityholders, severally and not jointly, have entered into the Equity Commitment Agreement, which had attached thereto as Exhibit A the Term Sheet (the “Term Sheet”) and as Exhibit B the Put Option Agreement, dated as of the first day of April 2008, between the Company and D. E. Shaw (the “D. E. Shaw Put Option Agreement”), the Put Option Agreement, dated as of the first day of April 2008, between the Company and Sigma (the “Sigma Put Option Agreement”), and the Put Option Agreement, dated as of the first day of April 2008, between the Company and Chilton (together with the D. E. Shaw Put Option Agreement and the Sigma Put Option Agreement, the “Put Option Agreements”);

WHEREAS, as set forth in the Term Sheet, the Company plans to carry out the Rights Offering;

WHEREAS, as set forth in the Term Sheet, the Company plans to carry out the Second Lien Term Loan Offering;

WHEREAS, the Rights Offering and the Second Lien Term Loan Offering will not be completed prior to June 27, 2008, which is the last business day before the end of the Company’s second fiscal quarter in 2008 (the “Fiscal Quarter End”);

WHEREAS,  the Company may exercise the Put Option prior to the Fiscal Quarter End under the circumstances referred to in clause (c)(ii) under “Conditions Precedent to Put Option Obligations” in the Term Sheet; and

WHEREAS, the purpose of this Amendment is (a) to clarify the applicability of the NOL limitations set forth in the Term Sheet upon exercise of the Put Option prior to the Fiscal Quarter End and (b) to provide for a delay in the issuance and delivery of a portion of the Put Option Shares until after the increase in the number of authorized shares of Common Stock of the Company that is necessary for such issuance and delivery has become effective.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Significant Equityholders agree as follows:

1.             Definitions.  All capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Equity Commitment Agreement, the Term Sheet and the Put Option Agreements.

2.             NOL Limitations. (a)   The Term Sheet is hereby amended by adding the following sentence as a new paragraph at the end of the provisions set forth under “NOL Limitations”:

“If the Put Options are exercised prior to June 27, 2008 under the circumstances referred to in clause (c)(ii) under “Conditions Precedent to Put Option Obligations” and, if upon such exercise, there is an “ownership change” for purposes of Section 382 of the Code, then the provisions set forth under “NOL Limitations” shall not apply and shall be of no further force and effect.”

(b)  Section 3.3 of each Put Option Agreement is hereby amended by adding the following subsection at the end thereof:

“(c) If the Put Option is exercised prior to June 27, 2008 under the circumstances referred to in the Term Sheet in clause (c)(ii) under “Conditions Precedent to Put Option Obligations” and, if upon such exercise, there is an “ownership change” for purposes of Section 382 of the Code, then the provisions of this Section 3.3 shall not apply and shall be of no further force and effect.”

3.             Procedure to Exercise Option.  Section 1.3(c) of each Put Option Agreement is hereby amended by adding the following text at the end thereof:

“Notwithstanding the foregoing, if the Put Option is exercised prior to June 27, 2008 under the circumstances referred to in the Term Sheet in clause (c)(ii) under “Conditions Precedent to Put Option Obligations”, then on the Closing Date for the Put Option the Company shall deliver to the Investor a number of shares of Additional Common Stock equal to (x) the number of Put Option Shares minus (y) the number of shares of Additional Common Stock equal to 2.06% of the number of Put Option Shares, rounded to the nearest whole share (such shares of Additional Common Stock, the “Delayed Delivery Shares”), against payment by the Investor of the purchase price for all of its Put Option Shares as provided above.  For the avoidance of doubt, the adjustments to the Firm Commitment Amount and the number of Put Option Shares pursuant to Section 3.4 hereof and the provisions set forth in the Term Sheet under “Cutbacks” shall be applied before the number of Delayed Delivery Shares is determined pursuant to the preceding sentence.  The Company shall deliver the Delayed Delivery Shares to the Investor on the earliest of (i) the occurrence of a Termination Event (as defined in the Term Sheet); (ii) the Closing Date for the Rights Offering; and (iii) March 31, 2009.  Under the circumstances described in this paragraph, the Exercise Notice shall be in the form of Annex AA attached hereto in lieu of Annex A.”

4.             Put Option Premiums.

(a)  The Term Sheet is hereby amended by deleting the words “the Put Option Premium to which any Significant Equityholder is entitled shall be reduced by the amount of any premium that has been paid to such Significant Equityholder pursuant to” in the third paragraph under “Put Options” and inserting the following text in lieu thereof:

“the number of shares of Common Stock shall be reduced by the number of shares of Common Stock that has been delivered to such Significant Equityholder in payment of any premium under”.

(b)  Section 2.1 of the D. E. Shaw Put Option Agreement and Section 2.1 of the Sigma Put Option Agreement are hereby amended by deleting the words “the Put Option Premium to which the Investor is entitled shall be reduced by the amount of any premium that has been paid to the Investor pursuant to” and inserting the following text in lieu thereof:

“the number of shares of Common Stock shall be reduced by the number of shares of Common Stock that has been delivered to the Investor in payment of any premium under”.

5.             Miscellaneous.

5.1           Original Agreements.  Except as amended by this Amendment, all terms and conditions of the Equity Commitment Agreement, the Put Option Agreements and the Term Sheet shall remain in full force and effect as originally provided.

5.2           Governing Law and Other Matters.  This Amendment (a) shall be governed by the laws of the State of New York, without giving effect to the conflict of laws provisions thereof; (b) shall not be assignable by the Company without the prior written consent of each of the Significant Equityholders (and any purported assignment without such consent shall be null and void); (c) shall not be assignable by the Significant Equityholders except to such of their designees as may be reasonably acceptable to the Company; (d) is intended to be solely for the benefit of the parties hereto and the Indemnified Parties and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and the Indemnified Parties; and (e) may not be amended or waived except by an instrument in writing signed by the Company and each of the Significant Equityholders.

5.3           Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement.   Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

5.4           Headings.  The headings in this Amendment are for reference purposes only and will not in any way affect the meaning or interpretation of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

D. E. SHAW LAMINAR PORTFOLIOS, L.L.C.

By:
Name:
Title:

SIGMA CAPITAL ASSOCIATES, LLC

By:	Sigma Capital Management, LLC

By:
Name:
Title:

CGDO, LLC as agent on behalf of Chilton
Global Distressed Opportunities Master Fund, LP

By:	Chilton Investment Company, LLC
Managing Member

By:
Name:
Title:

Q FUNDING III, L.P.

By:	Prufrock Onshore, L.P., its general partner

By:	J Alfred Onshore, LLC, its general partner

By:
Name:
Title:

Signature Page to Amendment No. 1 to Equity Commitment Agreement

FOAMEX INTERNATIONAL INC.

By:
Name:
Title:

Signature Page to Amendment No. 1 to Equity Commitment Agreement